LSB
                                          INDUSTRIES
NEWS: for immediate release
________________________________________________________________
                                    POST OFFICE BOX 754 (73101)
                                   16 SOUTH PENNSYLVANIA (73107)
                                      OKLAHOMA CITY, OK U.S.A.
                                         PHONE 405-235-4546
                                        TELEX 203656 LSB UR
                                          FAX 405-235-5067

      LSB Industries, Inc. Announces Common Stock Trading on
     Over-the-Counter Bulletin Board Will Begin July 9, 1999


     OKLAHOMA CITY, July 9 /PRNewswire/ - LSB Industries, Inc. (OTC Bulletin Board: LSBD) ("LSB") announced today that its Common Stock will begin trading on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol of LSBD on July 9, 1999.
Certain brokers have filed with the NASD to become Market Makers in the Company's stock. Those Market Makers are listed on LSB's website at www.lsb-okc.com.
     LSB is a manufacturing, marketing and engineering company with activities on a worldwide basis. LSB's principal business activities consist of the manufacture and sale of chemical products for the mining, agricultural and industrial markets, the manufacture and sale of commercial and residential climate control products, the provision of specialized engineering services, and other activities.

SOURCE LSB Industries, Inc.
    -0-                       07/09/99
     /CONTACT: Tony M. Shelby, Chief Financial Officer of LSB
Industries, Inc., 405-235-4546; or Leslie A. Schupak, ext. 205, or Joe Mansi, ext. 207, both of KSCA, 212-682-6300, for LSB
Industries, Inc./
     /Web site: http://www.lsbindustries.com/
     (LSBD)

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